EXHIBIT 99.3

ASURE SOFTWARE, INC.

INTRODUCTION TO ASURE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts in thousands, except per share data)

On December 14, 2011, the Company, through Asure Legiant, LLC, a wholly owned subsidiary of the Company (“Purchaser”), purchased substantially all of the assets and assumed certain liabilities of WG Ross Corp., d/b/a Legiant (“Seller”), relating to its cloud computing time and attendance software and management services pursuant to an Asset Purchase Agreement (“APA”) by and among the Company, Purchaser, Seller and, with respect to Section 6.6 only, ADI Software, LLC, a wholly owned subsidiary of the Company. The APA contains certain customary representations, warranties, indemnities and covenants of the Company, Purchaser and Seller.

 The purchase price for the assets was $4,000,000, consisting of $1,511,231.98 in cash and three subordinated promissory notes of the Purchaser in the aggregate principal amount of $2,488,768.02, as adjusted pursuant to the terms of the APA. One of the promissory notes is for an aggregate principal amount of $250,000, bears interest at an annual rate of 0.20%, and will mature on February 1, 2012. The second promissory note is for an aggregate principal amount of $477,536.05, bears interest at an annual rate of 5.00%, and will mature on October 1, 2014. The third promissory note is for an aggregate principal amount of $1,761,231.97, bears interest at an annual rate of 0.20%, and will mature on October 1, 2014. The Purchaser may offset any indemnification payments owed by the Seller under the APA against up to $1 million under the third promissory note. All three promissory notes are guaranteed by the Company and are subordinated to the Company’s bank financing. The cash portion of the purchase price was funded with the Company’s cash on hand and proceeds from the Company’s bank financing.

The business combination was accounted for under ASC 805, “Business Combinations.”  The application of purchase accounting under ASC 805 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair value being recorded as goodwill.  The Company is currently in the process of assessing and finalizing the fair value of the assets acquired and the liabilities assumed.  The following table summarizes the preliminary estimated fair values of the assets and liabilities assumed (in thousands):

Assets Acquired
Cash	$-
Short-term investments	-
Accounts receivable	5
Inventory	26
Fixed assets	30
Other assets	-
Goodwill	2,167
Customer relationships (7 year useful life)	801
Reseller Relationship (7 years useful life)	709
Trade names (1 year useful life)	30
Non-compete agreements (3 year useful life)	26
Total assets acquired	3,794

Liabilities assumed
Accounts payable	(10)
Accrued compensation and benefits	-
Accrued other liabilities	(88)
Deferred revenue	-
Total liabilities assumed	(98)

Net assets acquired	$3,696

The following unaudited pro forma condensed combined balance sheet assumes the acquisition occurred on September 30, 2011 and the unaudited pro forma condensed combined statements of operations and notes thereto, assume that the Acquisition occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements of Asure Software for the year ended December 31, 2010 filed on Form 10-K and Legiant for the year ended December 31, 2010 included herein and the unaudited interim consolidated financial statements of Asure Software for the nine months ended September 30, 2011 filed on Form 10-Q and Legiant for the nine months ended September 30, 2011 included herein. The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Acquisition. In addition, with respect to the unaudited pro forma condensed combined financial information, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations. Certain amounts in the Legiant historical financial statements have been reclassified to conform to classifications used by Asure Software, Inc.

The unaudited pro forma condensed combined statements of operations do not include non-recurring transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the Acquisition taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Asure Software and Legiant might have looked like had the Acquisition taken place at an earlier date.

Unaudited Pro Forma Condensed Balance Sheet

(Amounts in thousands, except per share data)

	Asure 09/30/11	Legiant 09/30/11	Pro Forma Combined Adjustments		Pro Forma Combined 9/30/11

ASSETS
Current Assets:
Cash and cash equivalents	6,082	190	(1,511)	a	4,761
Accounts receivable trade	996	70			1,066
Allowance	(17)	-			(17)
Notes receivable	120	-			120
Inventory	6	-			6
Prepaid expenses and other current assets	227	-			227
Total Current Assets	7,414	260	(1,511)		6,163
Property and equipment, net	221	59	(17)	b	263
Intangible assets, net	2,258	-	1,566	c	3,824
Goodwill	-	-	2,166	d	2,166
Total Assets	9,893	319	2,204		12,416

LIABILITIES AND STOCKHOLDERS’EQUITY
Current Liabilities:
Accounts payable	686	54	(11)	e	729
Line of Credit	500				500
Accrued compensation and benefits	72	-			72
Other accrued Liabilities	399	56			455
Deferred Revenue	2,522	910			3,432
Total Current Liabilities	4,179	1,020	(11)		5,188
Long-term deferred revenue	150	-			150
Subordinated notes (related parties $800)	1,450	493	1,985	f	3,928
Subordinated convertible notes (related parties $800)	1,400	-			1,400
Other long-term obligations	4	-			4
Total Liabilities	7,183	1,513	1,974		10,670
Owner’s Equity	2,710	(1,194)	230	g	1,746
Total Liabilities and Stockholders’ Equity	9,893	319	2,204		12,416

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations

(Amounts in thousands, except per share data)

	Asure Twelve Months Ended Dec-10	Legiant Twelve Months Ended Dec-10	Pro Forma Combined Adjustments		Pro Forma Combined Twelve Months Ended Dec-10

Revenues
Revenues	10,033	3,139	-		13,172
Total Revenues	10,033	3,139			13,172

Cost of Sales
Cost of sales	2,259	965	114	a	3,338
Total Cost of Sales	2,259	965	114		3,338

Gross Margin	7,774	2,174	(114)		9,834

Operating Expense
Selling, general and administrative expenses	5,693	1,929	(61)	b	7,561
Research and development	1,445				1,445
Loss on lease agreement	1,203	-			1,203
Amortization of intangibles	598	-	140	a	738
Total Operating Expenses	8,939	1,929	79		10,947

Income (Loss) from Operations	(1,165)	245	(193)		(1,113)

Other Income and (Expenses)
Interest income	5	42			47
Gain on Investments	130	-			130
Foreign currency translation (loss) gain	(54)	-			(54)
Other income (expenses)	(61)	(45)	(34)	c	(140)
Total Other Income and (Expense)	20	(3)	(34)		(17)

Income (Loss) From Operations, Before Income Taxes	(1,145)	242	(227)		(1,130)
Benefit (provision) for income taxes	8	-			8
Net Income (Loss)	$(1,137)	242	(227)		(1,122)

Net income per common share:
Basic	$(0.37)				(0.36)
Diluted	$(0.37)				(0.36)

Weighted-average common shares outstanding:
Basic	3,087				3,087
Diluted	3,087				3,087

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations

(Amounts in thousands, except per share data)

	Asure Nine Months Ended 09/30/11	Legiant Nine Months Ended 09/30/11	Pro Forma Combined Adjustments		Pro Forma Combined Nine Months Ended 9/30/11
Revenues
Revenues	7,293	2,038			9,331
Total Revenues	7,293	2,038			9,331

Cost of Sales
Cost of sales	1,363	410	86	a	1,859
Total Cost of Sales	1,363	410	86		1,859

Gross Margin	5,930	1,628	(86)		7,472

Operating Expense
Selling, general and administrative expenses	4,340	1,261	-		5,601
Research and development	1,150				1,150
Amortization of Intangibles	449		105	a	554
Total Operating Expenses	5,939	1,261	105		7,305

(Loss) Income from Operations	(9)	367	(191)		167

Other Income and (Expenses)
Interest income	8	(1)			7
Foreign currency translation gain (loss)	47	-			47
Other income (expenses)	(20)	(25)	(45)	c	(90)
Total Other Income and (Expense)	35	(26)	(45)		(36)

(Loss) Income From Operations, Before Income Taxes	26	341	(236)		131
Benefits (provision) for income taxes	(30)	-			(30)
Net (Loss) Income	$(4)	341	(236)		$101

Net (Loss) income per common share:
Basic	$(0.00)				0.03
Diluted	$(0.00)				0.03

Weighted-average common shares outstanding:
Basic	3,085				3,085
Diluted	3,085				3,085

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

ASURE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME FOR TWELVE MONTHS ENDED 12/31/10
AND NINE MONTHS ENDED 09/30/11
(Amounts in thousands, except per share data)

Notes to Pro Forma Balance Sheet: (a) Cash used in acquisition of $1,511
(b) Adjustment to FA for NBV of Vehicle & Shed not purchased
(c) Estimated value of intangible assets acquired in acquisition
(d) Estimated value of goodwill acquired in acquisition
(e) Adjustment in estimated value of accounts payable
(f) Note payable to seller
(g) Reduction in Legiant equity account at acquisition

Notes to Pro Forma Income Statement:

(a)
Reflects adjustments to the historical intangible amortization expense resulting from the effects of the preliminary purchase price associated with the acquisition of Legiant.  The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information.

(b)	Expenses excluded on transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition $61k for twelve months ended December 31, 2010.

(c)	Reflects Interest expense on acquisition related debt